                                                                EXHIBIT 10.12
                                                                EXECUTION COPY

--------------------------------------------------------------------------------

                  THE MOHEGAN TRIBE OF INDIANS OF CONNECTICUT


                                      AND



                             FLEET NATIONAL BANK,


                                AS ESCROW AGENT

                              FOR THE BENEFIT OF


                      THE MOHEGAN TRIBAL GAMING AUTHORITY
                                      AND


               THE ADMINISTRATIVE AGENT ON BEHALF OF THE LENDERS


                                      AND


                     THE TRUSTEES ON BEHALF OF THE HOLDERS

                ----------------------------------------------


                  CONSTRUCTION RESERVE DISBURSEMENT AGREEMENT

                          DATED AS OF MARCH 3 , 1999

                ----------------------------------------------



--------------------------------------------------------------------------------

                                     INDEX

ARTICLE I. DEFINITIONS AND OTHER GENERAL PROVISIONS.........................................    1
   Section 1.1. Definitions.................................................................    1
   Section 1.2. Rules of Construction.......................................................    5

ARTICLE II. ESTABLISHMENT OF ESCROW.........................................................    5
   Section 2.1. Appointment of Escrow Agent.................................................    5
   Section 2.2. Establishment of Escrow Account.............................................    5

ARTICLE III. DISBURSEMENTS FROM ESCROW......................................................    6
   Section 3.1. Condition to Disbursement...................................................    6
   Section 3.2. Method of Disbursement......................................................    6
   Section 3.3. Timing; Amount..............................................................    6
   Section 3.4. Disbursement of Compensation................................................    6

ARTICLE IV. CONDITIONS PRECEDENT TO DISBURSEMENT............................................    7
   Section 4.1. Conditions to Disbursements Requested by the Authority......................    7
   Section 4.2. Requests for Disbursements by the Tribe.....................................    7
   Section 4.3. Final Disbursement of Funds Following Operating Date........................    7

ARTICLE V. LIMITATION OF LIABILITY..........................................................    8
   Section 5.1. Limitation of Escrow Agent's Liability......................................    8
   Section 5.2. Liability of Administrative Agent and Trustees..............................    8

ARTICLE VI. INDEMNITY AND INSURANCE.........................................................    9
   Section 6.1. Indemnity of Escrow Agent...................................................    9

ARTICLE VII. TERMINATION....................................................................    9

ARTICLE VIII. SUBSTITUTION OR RESIGNATION...................................................   10
   Section 8.1. Substitution of Escrow Agent or Resignation.................................   10

ARTICLE IX. ESCROW ACCOUNT STATEMENT........................................................   10

ARTICLE X. NOTICE...........................................................................   11

ARTICLE XI. MISCELLANEOUS...................................................................   11
   Section 11.1. Waiver.....................................................................   11
   Section 11.2. Invalidity.................................................................   11

   Section 11.3. No Authority...............................................................   11
   Section 11.4. Assignment.................................................................   11
   Section 11.5. Benefit....................................................................   12
   Section 11.6. Time.......................................................................   12
   Section 11.7. Choice of Law..............................................................   12
   Section 11.8. Entire Agreement; Amendments...............................................   12
   Section 11.9. Notices....................................................................   12
   Section 11.10. Counterparts..............................................................   13
   Section 11.11. Captions..................................................................   14
   Section 11.12. Right to Consult Counsel..................................................   14
   Section 11.13. Disbursement and Escrow Fee...............................................   14

ARTICLE XII. CONSENT TO SUIT................................................................   14

                  CONSTRUCTION RESERVE DISBURSEMENT AGREEMENT

THIS AGREEMENT (this "Agreement" or "Disbursement Agreement") is made as of this 3rd day of March, 1999 by and among the Mohegan Tribe of Indians of Connecticut (the "Tribe"), Fleet National Bank, as escrow agent ("Escrow Agent") and the Mohegan Tribal Gaming Authority (the "Authority") for the benefit of the Administrative Agent on behalf of the Lenders and the Trustees, on behalf of the Holders.

          A. WHEREAS the Authority has arranged for financing from the Lenders and Holders, among others, (the "Financing") in connection with its plans to expand the Mohegan Sun Casino (as defined below);

          B. WHEREAS the plans for the Expansion are in the preliminary stages and final construction budgets are yet to be completed;

          C. WHEREAS the Tribal Council has issued a formal resolution capping the scope of the Expansion at $800 million;

          D. WHEREAS, the Tribe desires to ensure sufficient funds are available to the Authority and in connection with the Lenders and the Holders providing the Financing, the Tribe has agreed to deposit $40 million in the Reserve Account to pay Vendors for Project Costs incurred in excess of the Construction Budget;

          NOW, THEREFORE, in consideration of the foregoing, and other good and valuable consideration the receipt and sufficiency of which are acknowledged, the parties agree as follows:

                                  ARTICLE I.

                   DEFINITIONS AND OTHER GENERAL PROVISIONS

          Section 1.1   Definitions.
                        -----------

          The following terms, as used herein, have the following meanings:

          "Administrative Agent" means Bank of America National Trust and Savings Association, until a successor Administrative Agent is named pursuant to the terms of the Loan Agreement or any successor Administrative Agent under a successor loan agreement.

          "Affiliate" means, as applied to any Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), when used with respect to any specified Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

          "Cash Equivalents" means: (i) United States dollars; (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than six months from the date of acquisition;
(iii) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any lender party to the Loan Agreement or with any domestic commercial bank having capital and surplus in excess of $500 million and a Thompson Bank Watch Rating of "B" or better; (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above; (v) commercial paper having one of the two highest ratings obtainable from Moody's Investor Service, Inc. or Standard & Poor's Rating Group and in each case maturing within six months after the date of acquisition; and (vi) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (i) - (v) of this definition.

          "Completed" means, with respect to the Expansion, the first time that:
(i) all liens (other than Permitted Liens or liens which relate to Disputed Amounts) relating to the construction of the Expansion have been paid; (ii) the general contractor and the project architect for the Expansion, or an independent construction expert appointed by the Authority, certify that the Expansion is completed in all material respects in accordance with the Plans therefor and in compliance with all applicable laws, ordinances, and regulations (including gaming laws, ordinances and the Compact (as defined in the Indentures) requirements) with respect to the physical structure, health and safety, environmental and hazardous materials, fire, equipment, security and physical operating (gaming and other) requirements of the Expansion; and (iii) the Expansion is in a condition (including installation of furnishings, fixtures and equipment sufficient for the Expanded Resort and provision of adequate expansion operating capital) and including all operating supplies, sufficient coin for the slot machines, sufficient operating cash for the other games and trained employees (or sufficient funds to hire and train such employees), so that the Expanded Resort is fit to receive guests in the ordinary course of business.

          "Construction Budget" means the construction budget established by the Authority as such may be amended from time to time for the construction of the Expansion.

          "Credit Facilities" means, with respect to the Authority, one or more debt facilities (including, without limitation, the Loan Agreement) or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

          "Disputed Amounts" means amounts disputed in good faith between the Authority and any Vendor providing goods, materials or services in connection with the Expansion construction.

          "Escrow Agent" means Fleet National Bank or such substitute Escrow Agent as may be designated in accordance with Section 8 hereof.

          "Escrow Agent's Office" means 250 State Street, New London, Connecticut or such other office as to which Escrow Agent provides all parties to this Agreement notice as provided in Section 11.9 hereof.

          "Escrow Agent Statement" means a statement in form and substance satisfactory to the Authority prepared by the Escrow Agent setting forth in reasonable particularity the balance of funds in the Reserve Account and the manner in which such funds are invested.

          "Exchange Act" means the United States Securities Exchange Act of 1934, as amended.

          "Expanded Resort" means the Mohegan Sun casino after the Expansion is completed.

          "Expansion" means the project to expand the existing Mohegan Sun Casino as described in the Authority's Offering Memorandum, dated February 24, 1999.

          "Final Plans" means, with respect to any particular work or improvement, Plans which (i) have received final approval from all governmental authorities required to approve such Plans prior to completion of the work or improvements; and (ii) contain sufficient specificity to permit the completion of the work or improvement.

          "Financing Documents" means all documentation relating to the Authority's Credit Facilities (including the Loan Agreement) and the Indentures.

          "Financing Obligations" means all obligations relating to or arising from the Financing Documents.

          "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of the Indentures.

          "Gaming Regulatory Authority" means any agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever of the United States or a foreign government, any state, province or any city or other political subdivision, whether now or hereafter existing, or any officer or official thereof, including, without limitation, any division of the Authority or any other agency with authority to regulate any gaming operation (or proposed gaming operation) owned, managed or operated by the Tribe or the Authority.

          "guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

          "Holders" means the Holders of the Authority's 8 1/8% Senior Notes due 2006 and the Authority's 8 3/4% Senior Subordinated Notes due 2009 both as issued, authenticated and delivered under the respective Indentures. The Holders shall include all Holders of any or all of the Initial Notes, Definitive Registered Notes or Exchange Notes (as defined in the Indentures).

          "Indentures" means the Indentures, dated the date thereof relating to the Authority's 8 1/8% Senior Notes due 2006 and the Authority's 8 3/4% Senior Subordinated Notes due 2009 as amended or supplemented from time to time.

          "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

          "Lenders" means all lenders under the Loan Agreement.

          "Loan Agreement" means that certain Agreement, dated as of March 3, 1999, by and among the Tribe, the Authority and Bank of America National Trust and Savings Association and certain Lenders as parties thereto, including any related notes, guarantees, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time.

          "Management Board" means the Management Board of the Authority or any authorized committee of the Management Board of the Authority, as applicable.

          "NIGC" means the National Indian Gaming Commission.

          "Notes" means the Authority's 8 1/8% Senior Notes due 2006 and the Authority's 8 3/4% Senior Subordinated Notes due 2009.

          "Permitted Liens" has the meaning set forth in the Indentures.

          "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or agency or political subdivision thereof (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

          "Plans" means all drawings, plans and specifications prepared by or on behalf of the Authority as the same may be amended or supplemented from time to time, and, if required, submitted to and approved by the appropriate Gaming Regulatory Authorities, which describe and show the Expansion and the labor and materials necessary for the construction thereof.

          "Project Costs" means all costs of developing, designing, constructing, equipping and furnishing the Expansion, including all costs related to land acquisition, professional services, pre-opening costs and expansion operating capital, provided that all Project Costs shall be allocated in accordance with GAAP, consistently applied, but excluding any debt service costs (such as principal, premium or interest on Credit Facilities or the Notes).

          "Reserve Account" means the reserve account established pursuant to this Agreement.

          "Tribal Council" means the nine-member duly elected governing council of the Tribe.

          "Tribe" means the Mohegan Tribe of Indians of Connecticut, a sovereign tribe recognized by the United States of America pursuant to 25 C.F.R. (S) 83.

          "Trustees" means the Persons acting as Trustees under the Indentures until any successor Trustee shall have become such pursuant to the applicable provisions of either such Indenture, and thereafter "Trustees" shall mean each such successor Trustee.

          "Vendor" means any third party who is not an Affiliate of the Authority and who has provided materials or services used in connection with the completion of the Expanded Resort.

          Section 1.2.  Rules of Construction.
                        ---------------------

          Unless the context otherwise requires:

          (1)  a term has the meaning assigned to it;

          (2)  "or" is not exclusive;

          (3)  "including" means including without limitation;

          (4) words in the singular include the plural and words in the plural include the singular; and

          (5) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.

                                  ARTICLE II.

                            ESTABLISHMENT OF ESCROW

          Section 2.1.  Appointment of Escrow Agent.
                        ---------------------------

          The Tribe and the Authority hereby appoint Escrow Agent, and Escrow Agent hereby accepts appointment, as escrow agent under the terms and conditions of this Agreement. By execution and delivery of this Agreement, Escrow Agent hereby acknowledges its receipt of $40.0 million (as such amounts may be reduced from time to time, the "Escrow Principal") from the Tribe.

          Section 2.2.  Establishment of Escrow Account. Concurrently with the
                        -------------------------------
execution and delivery hereof, Escrow Agent shall establish an account (the "Reserve Account") in the name of the Escrow Agent at Escrow Agent's office with the funds to be held in trust and not commingled with any ordinary deposit or commercial bank account. All funds accepted by the Escrow Agent pursuant to this Agreement shall be held in the Reserve Account for the benefit of the Authority, the Administrative Agent and the Trustees subject to the terms and conditions of this Agreement and shall also be under the sole dominion and control of such Escrow Agent as agent for the Authority. Accordingly, all such funds and assets shall not be within the bankruptcy "estate" (as such term is used in 11 U.S.C. (S) 541) of the Escrow Agent. All such funds and all earnings accruing from time to time thereon shall be held in the Reserve Account until disbursed in accordance with the terms hereof. All interest, dividends or other earnings resulting from the investment of the Escrow Principal shall not become part of the Escrow Principal and shall be disbursed to the Tribe pursuant to Section 3.4(b). All funds contained in such Reserve Account shall be invested in cash or Cash Equivalents as are specified, from time to time, by the Authority in writing pending disbursement of such funds pursuant to this Agreement. If no such instructions are received by the Escrow Agent after request, such funds shall be invested in Cash Equivalents.

                                 ARTICLE III.

                           DISBURSEMENTS FROM ESCROW

          Section 3.1.  Condition to Disbursement.  Except as provided in
                        -------------------------
Sections 3.4, 4.2 and 4.3 hereof, the Escrow Agent shall disburse the Escrow Principal from the Reserve Account only to the extent and in the manner directed by the Authority in a written authorization (each, a "Disbursement Authorization") delivered by the Authority to the Escrow Agent (in the form of Exhibit A attached hereto). In no event may the Authority deliver a Disbursement Authorization authorizing and directing the Escrow Agent to disburse an amount greater than the then remaining Escrow Principal.

          Section 3.2.  Method of Disbursement.  Upon receipt of a Disbursement
                        ----------------------
Authorization as set forth in Section 3.1 above, the Escrow Agent shall disburse the Escrow Principal from the Reserve Account to the appropriate Vendor as specified in the Disbursement Authorization. The Escrow Agent shall rely entirely upon the accuracy of the certifications of the Authority set forth in a Disbursement Authorization. The Escrow Agent shall be under no duty to inquire as to the satisfaction of the conditions set forth in Section 4.1 with regard to any Disbursement Authorization. Such disbursement shall be effected within five business days of the Escrow Agent's receipt of a Disbursement Authorization.

          Section 3.3.  Timing; Amount.  The Authority shall not request
                        --------------
disbursement from the Reserve Account more frequently than twice a month.

          Section 3.4.  Disbursement of Compensation.
                        ----------------------------

          (a)  Escrow Agent's Compensation.  Escrow Agent shall disburse from
               ---------------------------
the Reserve Account the fees as set forth on Exhibit B attached hereto and made a part hereof to Escrow Agent as compensation for services to be performed by Escrow Agent under this Agreement. The Escrow Agent shall be entitled to disburse and receive such fees without the requirement of obtaining any further consent or action on the part of the Authority or with respect to the payment.

          (b)  Earnings on Escrow Principal. Escrow Agent shall disburse to the
               -----------------------------
Tribe from the Reserve Account on the last business day of each calendar quarter, all interest, dividends or other earnings resulting from the investment of the Escrow Principal. The Tribe shall receive such disbursements without the requirement of obtaining any further consent or action on the part of the Authority or any other party.

                                  ARTICLE IV.

                     CONDITIONS PRECEDENT TO DISBURSEMENT

          Section 4.1.  Conditions to Disbursements Requested by the Authority.
                        ------------------------------------------------------
The Authority's right to request any disbursements from the Reserve Account shall be subject to the following conditions:

          (a) The Authority has expended at least $500 million towards Completion of the Expansion in accordance with the Construction Budget (including at least $300 million pursuant to the terms of the Loan Agreement unless the Commitment (as defined therein) has then been terminated);

          (b) The Authority has certified that it does not have funds available to cause the Expansion to be Completed in accordance with the Plans;

          (c) The Authority has provided the Tribe and the Escrow Agent with invoices from Vendors and has certified that such invoices are for Project Costs incurred in accordance with the Construction Budget; and

          (d) The Disbursement Request on its face has been completed as to the information required therein and attachments, if any, are attached.

          Section 4.2.  Requests for Disbursements by the Tribe.  The Tribe may,
                        ---------------------------------------
at any time in its sole discretion by delivering a Disbursement Request in the form of Exhibit C to the Escrow Agent, request that the Escrow Agent make disbursements from the Reserve Account consistent with the terms of Sections 3.4(b) and 4.1(c) and (d). In conjunction with such Disbursement Request, the Tribe shall provide the Escrow Agent with invoices from Vendors and shall certify that such invoices are for Project Costs incurred in accordance with the Construction Budget.

          Section 4.3.  Final Disbursement of Funds Following Operating Date.
                        ----------------------------------------------------
If the Authority provides written certification to the Escrow Agent that (a) the Expanded Resort is Completed, has commenced operations and the Expanded Resort continues to be operating as of the date of the certification and (b) funds remain in the Reserve Account as of the date of the certification then, the Escrow Agent shall disburse all remaining funds in the Reserve Account to the Tribe within five business days.

                                  ARTICLE V.

                            LIMITATION OF LIABILITY

          Section 5.1.  Limitation of Escrow Agent's Liability.  The Escrow
                        --------------------------------------
Agent's responsibility and liability under this Agreement shall be limited as follows:

          (a) the Escrow Agent does not represent, warrant or guarantee to the Tribe the performance of the Authority, any contractor, subcontractor or provider of materials or services in connection with construction of the Expansion;

          (b) the Escrow Agent shall have no responsibility to the Authority, the Tribe, the Administrative Agent, the Trustees or any other party as a consequence of performance by the

Escrow Agent of its duties hereunder except for any gross negligence or willful misconduct of the Escrow Agent or failure to account for funds held on deposit;

          (c) the Authority shall remain solely responsible for all aspects of its business and conduct in connection with the Expansion, including, but not limited to, the quality and suitability of the Plans, the supervision of the construction work, the qualifications, financial condition and performance of all architects, engineers, contractors, subcontractors, suppliers, consultants and property managers, the accuracy of all applications for payment, and the proper application of all disbursements;

          (d) the Escrow Agent is not obligated to supervise, inspect or inform, the Authority, the Tribe, the Administrative Agent, the Trustees or any other party or any third party of any aspect of the construction of the Expansion or any other party to protect against, or to inform the Authority of, any negligent, faulty, inadequate or defective design or construction of the Expansion. The Escrow Agent shall have no duties or obligations hereunder except as expressly set forth herein, shall be responsible only for the performance of such duties and obligations, shall not be required to take any action otherwise than in accordance with the terms hereof and shall not be in any manner liable or responsible for any loss or damage arising by reason of any act or omission to act by it hereunder or in connection with any of the transactions contemplated hereby, including, but not limited to, any loss that may occur by reason of forgery, false representations, the exercise of its discretion, or any other reason, except for its gross negligence (including but not limited to its failure to account for funds on deposit) or willful misconduct.

          Section 5.2.  Liability of Administrative Agent and Trustees.
                        ----------------------------------------------

          (a) The Administrative Agent and the Trustees shall not be liable to the Authority or the Tribe for any damages caused by the performance or exercise of their rights hereunder.

          (b) The Administrative Agent and the Trustees shall have no responsibility to the Authority, the Tribe or Escrow Agent hereunder except for any gross negligence or willful misconduct of the Administrative Agent or the Trustees, as the case may be.

                                  ARTICLE VI.

                            INDEMNITY AND INSURANCE

          Section 6.1.  Indemnity of Escrow Agent.  The Authority and the Tribe
                        -------------------------
shall indemnify and hold harmless and defend the Escrow Agent and its officers, directors, agents and employees from and against any and all claims, actions, obligations, liabilities and expenses, including defense costs, investigative fees and costs, legal fees, and claims for damages, arising from the Escrow Agent's performance under this Agreement, except to the extent that such liability, expense or claim is attributable to the gross negligence or willful misconduct of the Escrow Agent.

                                 ARTICLE VII.

                                  TERMINATION

          (a) This Agreement shall terminate automatically and immediately upon disbursement of all funds remaining in the Reserve Account; provided, however, that (i) the agreements and obligations of the Authority and the Tribe under
Section 6.1 and Article XII of this Agreement shall survive termination of this Agreement or the resignation of the Escrow Agent.

          (b) Notwithstanding any foreclosure of any lien of any deed of trust or security agreement relating to any or all of the real or personal property secured by such lien, whether by the exercise of the power of sale contained therein, by an action for judicial foreclosure or by an acceptance of a deed in lieu of foreclosure, the Tribe and the Authority shall remain bound under this Agreement.

          (c) The Tribe and the Authority shall continue to be liable under this Agreement and the provisions of this Agreement shall remain in full force and effect notwithstanding:

               (i) Any modification, agreement, or stipulation between the Authority, the Administrative Agent on behalf of the Lenders, and either of the Trustees on behalf of the Holders or their respective successors and assigns, concerning the Financing Documents or the obligations encompassed by them;

               (ii)   Any modification of or amendments or addenda to the Plans;

               (iii) Any Administrative Agent's or Trustees' waiver of or failure to enforce any of the terms, covenants or conditions contained in the Financing Documents or in any modification thereof;

               (iv) Any discharge or release of the Authority (or any of its subsidiaries) from any liability with respect to the Financing Obligations;

               (v) Any discharge, release, exchange or subordination of any real or personal property then held by any Lender as security for the performance of the Financing Obligations;

               (vi) Any additional security taken for the Financing Obligations, whether real or personal property;

               (vii) Any foreclosure or other realization on any security for the Financing Obligations;

               (viii) Any additional loans or financial accommodations to the Authority; and

               (ix) Any claims whatsoever that the Authority or the Tribe may have against any Vendor.

                                 ARTICLE VIII.

                          SUBSTITUTION OR RESIGNATION

          Section 8.1.  Substitution of Escrow Agent or Resignation.
                        -------------------------------------------

          (a) The Tribe or the Authority shall each have the right, upon the expiration of 30 days following delivery of written notice of substitution to Escrow Agent, and to the other parties, to cause Escrow Agent to be relieved of its duties hereunder and to select a substitute escrow agent to serve hereunder. The Escrow Agent may resign at any time upon 30 days written notice to all parties hereto. Such resignation shall take effect upon receipt by the Escrow Agent of an instrument of acceptance executed by a successor escrow agent and consented to by the Tribe and the Authority. Upon selection of such substitute escrow agent, the Authority, the Tribe and the substitute escrow agent shall enter into an agreement substantially identical to this Agreement and, thereafter, the Escrow Agent shall be relieved of its duties and obligation to perform hereunder, except that the Escrow Agent shall transfer to the substitute escrow agent upon request therefor all funds and Cash Equivalents maintained by the Escrow Agent hereunder and originals of all books, records, plans and other documents in the Escrow Agent's possession relating to such funds or Cash Equivalents or this Agreement. If no successor escrow agent is appointed and executes and delivers to the Escrow Agent an instrument of acceptance within 30 days of the notice of resignation, the Escrow Agent shall deliver all funds and Cash Equivalents maintained by the Escrow Agent hereunder and originals of all books, records, plans and other documents in the Escrow Agent's possession relating to such funds or Cash Equivalents or this Agreement into a court of competent jurisdiction.

                                  ARTICLE IX.

                           ESCROW ACCOUNT STATEMENT

          Upon the request of the Authority or the Tribe from time to time, the Escrow Agent shall deliver to the Authority and the Tribe a statement prepared by the Escrow Agent in a form reasonably satisfactory to the Tribe and the Authority setting forth with reasonable particularity the balance of funds then in the Reserve Account and the manner in which such funds are invested; provided, however, that the Escrow Agent shall not be required to provide such statements more often than monthly.

                                  ARTICLE X.

                                    NOTICE

          The parties hereto irrevocably instruct the Escrow Agent that on the first date upon which the balance in the Reserve Account is reduced to zero, the Escrow Agent shall deliver to the Tribe, the Administrative Agent, the Trustees, and the Authority a notice that the balance in the Reserve Account has been reduced to zero.

                                  ARTICLE XI.

                                 MISCELLANEOUS

          Section 11.1.  Waiver.  Any party hereto may specifically waive any
                         ------
breach of this Agreement by any other party, but no such waiver shall be deemed to have been given unless such waiver is in writing, signed by the waiving party and specifically designates the breach waived, nor shall any such waiver constitute a continuing waiver of similar or other breaches.

          Section 11.2.  Invalidity.  If, for any reason whatsoever, any one or
                         ----------
more of the provisions of this Agreement shall be held or deemed to be inoperative, unenforceable or invalid in a particular case or in all cases, such circumstances shall not have the effect of rendering any of the other provisions of this Agreement inoperative, unenforceable or invalid, and the inoperative, unenforceable or invalid provision shall be construed as if it were written so as to effectuate, to the maximum extent possible, the parties' intent.

          Section 11.3.  No Authority.  The Escrow Agent shall not have any
                         ------------
authority to, and the Escrow Agent shall not make any warranty or representation or incur any obligation on behalf of, or in the name of, the Tribe.

          Section 11.4.  Assignment.  This Agreement shall not be assignable by
                         ----------
any of the parties except with the prior written consent of the other parties, provided that the rights of the Administrative Agent on behalf of the Lenders and the Trustees on behalf of the Holders are assignable to their successors. In any event, this Agreement shall inure to and be binding upon the parties and their successors and permitted assigns. Notwithstanding the foregoing, the parties hereto understand that the Lenders, pursuant to the terms of the Loan Agreement, have a security interest in all the assets of the Authority, including the Authority's rights hereunder and each party hereto consents to that security interest. It is expressly understood by the parties hereto that in no circumstances whatsoever shall the Escrow Principal be used to pay charges or expenses relating to Financing Obligations including, without limitation, any debt service.

          Section 11.5.  Benefit.  The parties hereto, the Administrative Agent,
                         -------
the Trustees, and their respective successors and assigns, but no others, shall be express third party beneficiaries and entitled to the benefits hereof. Notwithstanding the foregoing, the rights of the Administrative Agent and the Trustees as express third party beneficiaries hereunder are limited to the right to enforce this agreement, pursuant to its terms and the right to consent to any amendment to this Agreement, as provided in Section 11.8 hereof.

          Section 11.6.  Time.  Time is of the essence of each provision of this
                         ----
Agreement.

          Section 11.7.  Choice of Law.  The existence, validity, construction,
                         -------------
operation and effect of any and all terms and provisions of this Agreement shall be determined in accordance with and governed by the substantive laws of the state of Connecticut, without giving effect to its conflicts of law principles.

          Section 11.8.  Entire Agreement; Amendments.  This Agreement contains
                         ----------------------------
the entire agreement among the parties with respect to the subject matter hereof and supersedes any and all prior agreements, understandings and commitments, whether oral or written. This Agreement may be amended only by a writing signed by duly authorized representatives of all parties who are signatories hereto and the express written consent of the Administrative Agent, on behalf of the Lenders and the Trustees on behalf of the Holders.

          Section 11.9.  Notices.  All notices and other communications required
                         -------
or permitted to be given or made under this Agreement shall be in writing and shall be deemed to have been duly given and received, regardless of when and whether received, either: (a) on the day of hand delivery; or (b) on the day sent, when sent by United States certified mail, postage and certification fee prepaid, return receipt requested, addressed as follows:

                    To the Escrow Agent:

                         Fleet National Bank
                         250 State Street
                         New London, CT 06320
                         Attention:  William E. Lofgren
                                     Senior Vice President

                    To the Trustees on behalf of the Holders:

                         First Union National Bank
                         10 State House Square
                         Hartford,   CT 06103-3698
                         Attention:  W. Jeffrey Kramer
                                     Vice President
                                     Corporate Trust

                    and: Edwards & Angell
                         90 State House Square - 9th Floor
                         Hartford, CT  06103
                         Attention:  Justin M. Sullivan, Esq.

                    To the Authority:

                         Roland J. Harris
                         Mohegan Tribal Gaming Authority
                         1 Mohegan Sun Boulevard
                         Uncasville, CT  06382
                         Telephone:  (203) 848-0545

                    To the Tribe:

                         Roland J. Harris
                         Mohegan Tribal  of Indians of Connecticut
                         1 Mohegan Sun Boulevard
                         Uncasville, CT  06382
                         Telephone:  (203) 848-0545

                    To the Administrative Agent on behalf of the Lenders:

                         Jon Varnell
                         Bank of America National Trust and Savings Association

                         555 South Flower Street
                         11th Floor
                         Los Angeles, CA  90071
                         Telephone:  (213) 228-6181

or at such other address as the specified entity most recently may have designated in writing in accordance with this paragraph and others.

          Section 11.10.  Counterparts.  This Agreement may be executed in one
                          ------------
or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

          Section 11.11.  Captions.   Captions in this Agreement are for
                          --------
convenience only and shall not be considered or referred to in resolving questions of interpretation of this Agreement.


          Section 11.12.  Right to Consult Counsel.  The Escrow Agent, may, if
                          ------------------------
it deems necessary or appropriate, consult with and be advised by counsel in respect of its duties hereunder. The Escrow Agent shall be entitled to rely upon the advice of its counsel in any action taken in its capacity as the Escrow Agent hereunder and shall be protected from any liability of any kind for actions taken in reasonable reliance upon such opinion of counsel. The Authority agrees to pay all such reasonable counsel fees.

          Section 11.13.  Disbursement and Escrow Fee.  The Escrow Agent shall
                          ---------------------------
receive its respective compensation as set forth in Section 3.4 hereof during the term of this Agreement, as provided in said Section.

                                 ARTICLE XII.

                                CONSENT TO SUIT

          The Tribe does not consent to the enforcement, levy or other execution of any judgment for money or other damages against any assets, real or personal, of the Tribe, except that the Tribe and the Authority each do herewith consent to the enforcement and execution of any judgment, whether obtained as a result of judicial, administrative, or arbitrational proceedings, against any assets of the Authority. Subject to the foregoing, the Tribe and the Authority each does herewith waive its sovereign immunity from unconsented suit, whether such suit be brought in law or in equity, or in administrative proceedings or proceedings in arbitration, to permit the commencement, maintenance, and enforcement of any action, by any person with standing to maintain an action, to interpret or enforce the terms of this Agreement, and to enforce and execute any judgment resulting therefrom against the Authority or the assets of the Authority. Notwithstanding any other provision of law or canon of construction, the Tribe and the Authority each intend this waiver to be interpreted liberally to permit the full litigation of disputes arising under or out of this Agreement. Without limiting the generality of the foregoing, the Tribe and the Authority waive their immunity from unconsented suit to permit the maintenance of the following actions:

          (a)  Courts.  The Tribe and the Authority each waive their immunity
               ------
from unconsented suit to permit any court of competent jurisdiction to (i) enforce and interpret the terms of this Agreement, and award and enforce the award of damages owing as a consequence of a breach thereof, whether such award is the product of litigation, administrative proceedings, or arbitration; (ii) determine whether any consent or approval of the Tribe or the Authority has been improperly granted or unreasonably withheld; (iii) enforce any judgment prohibiting the Tribe or the Authority from taking any action, or mandating or obligating the Tribe and the Authority to take any action, including a judgment compelling the Tribe and the Authority to submit to binding arbitration; and (iv) adjudicate any claim under the Indian Civil Rights Act of 1968, 25 U.S.C (S) 1302 (or any successor statute).

          (b)  Arbitration.  The Tribe and the Authority each waive their
               -----------
immunity from unconsented suit to permit arbitrators, appointed and acting under the commercial arbitration rules of the American Arbitration Association, whenever and to the extent any agreement to submit a matter to arbitration is made by the Tribe and the Authority, to (i) enforce and interpret the terms of this Agreement, and to award and enforce the award of any damages owing as a consequence thereof; (ii) determine whether any consent or approval of the Tribe and the Authority has been unreasonably withheld; and (iii) enforce any judgment prohibiting the Tribe or the Authority from taking any action, or mandating or obligating the Tribe and the Authority to take any action, including a judgment compelling the Tribe and the Authority to submit to binding arbitration.

MOHEGAN TRIBE OF INDIANS OF CONNECTICUT

By:/s/ Roland J. Harris
   --------------------
   Roland J. Harris
   Chairman


MOHEGAN TRIBAL GAMING AUTHORITY

By:/s/ Roland J. Harris
   --------------------
   Roland J. Harris
   Chairman


FLEET NATIONAL BANK, as
     Escrow Agent

By:   /s/ William E. Lofgren
      ----------------------
Title: Senior Vice President

           EXHIBIT A TO CONSTRUCTION RESERVE DISBURSEMENT AGREEMENT

                  Form of Authority Request for Disbursement
                  ------------------------------------------

                                          ____________, ____

Fleet National Bank
250 State Street
New London, Connecticut 06320
Attention:  William E. Lofgren
            Senior Vice President

     Re:    The Mohegan Tribal Gaming Authority
            of the Mohegan Tribe of Indians of Connecticut
            Construction Reserve Disbursement Agreement

Ladies and Gentlemen:

     This request is delivered to you pursuant to that certain Construction Reserve Disbursement Agreement dated March 3, 1999 between and among Fleet National Bank as Escrow Agent, the Mohegan Tribal Gaming Authority of the Mohegan Tribe of Indians of Connecticut (the "Authority"), and the Mohegan Tribe of Indians of Connecticut (the "Tribe"). Capitalized terms used herein shall have the meanings assigned to such terms in the Construction Reserve Disbursement Agreement (the "Agreement").

     We hereby certify to each of you as follows as contemplated by Article IV of the above-referenced Agreement:

            (1) The Authority has expended at least $500 million towards Completion of the Expansion in accordance with the Construction Budget (including at least $300 million pursuant to the terms of the Loan Agreement or the Commitment (as defined therein) has been terminated);

            (2) We do not have funds available to cause the Expansion to be Completed in accordance with the Plans.

            (3) We have provided the Tribe with invoices from Vendors and certify that such invoices are for Project Costs incurred in accordance with the Construction Budget.

     The foregoing representations, warranties and certifications are true and correct and you are entitled to rely on the foregoing in connection with the requested disbursement.

     In accordance with the terms of the Agreement, the Escrow Agent is hereby authorized and directed to disburse funds from the Escrow Principal in the amounts and to the Vendors identified by name and address on Schedule A attached
                                                             ----------
hereto and made a part hereof.

THE MOHEGAN TRIBAL GAMING AUTHORITY

By:
   Name:_______________________
   Title:

           EXHIBIT B TO CONSTRUCTION RESERVE DISBURSEMENT AGREEMENT

For performance of all duties and responsibilities as Escrow Agent described in the Construction Reserve Disbursement Agreement dated March 3, 1999 between the Mohegan Tribe of Indians of Connecticut, the Mohegan Tribal Gaming Authority and Fleet National Bank, compensation shall be as follows:

Escrow Agent shall distribute to Escrow Agent quarterly, in arrears, from the Reserve Account, an amount equal to 0.03% of the average principal balance maintained in the Reserve Account.

           EXHIBIT C TO CONSTRUCTION RESERVE DISBURSEMENT AGREEMENT

                    Form of Tribe Request for Disbursement
                    --------------------------------------

                                        ____________, ____

Fleet National Bank
250 State Street
New London, Connecticut 06320
Attention:  William E. Lofgren
            Senior Vice President

     Re:    The Mohegan Tribal Gaming Authority
            of the Mohegan Tribe of Indians of Connecticut
            Construction Reserve Disbursement Agreement

Ladies and Gentlemen:

     This request is delivered to you pursuant to Sections 4.1 and 4.2 of that certain Construction Reserve Disbursement Agreement dated March 3, 1999 between and among Fleet National Bank as Escrow Agent, the Mohegan Tribal Gaming Authority of the Mohegan Tribe of Indians of Connecticut (the "Authority"), and the Mohegan Tribe of Indians of Connecticut (the "Tribe"). Capitalized terms used herein shall have the meanings assigned to such terms in the Construction Reserve Disbursement Agreement (the "Agreement").

     We certify that the attached invoices from Vendors are for Project Costs incurred in accordance with the Construction Budget.

     The foregoing certification is true and correct and you are entitled to rely on the foregoing in connection with the requested disbursement.

     In accordance with the terms of the Agreement, the Escrow Agent is hereby authorized and directed to disburse funds from the Escrow Principal in the amounts and to the Vendors identified by name and address on Schedule A attached
                                                             ----------
hereto and made a part hereof.

THE MOHEGAN TRIBE OF INDIANS OF CONNECTICUT

By:________________________
   Name:
   Title:

                                      C-1